CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated July 16, 2018, relating to the financial statements and financial highlights of Putnam Mortgage Opportunities Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Financial Statements" and "Financial highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 28, 2019